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                                                                    EXHIBIT 3.40

                                     DELAWARE                             PAGE 1

                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "HAWES-SAUNDERS BROADCAST PROPERTIES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE THIRD DAY OF AUGUST, A.D. 1990, AT 9 O'CLOCK A.M.

      CERTIFICATE OF BENEWAL, FILED THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2003, AT 12:16 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                           [SEAL]      /s/ Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2237889 8100H                                            AUTHENTICATION: 2506100

030435021                                                         DATE: 07-01-03
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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/03/1990
902155078 - 2237869

                          CERTIFICATE OF INCORPORATION
                                       OF
                          HAWES-SAUNDERS BROADCAST PROPERTIES, INC.

      FIRST. The name of the corporation is Hawes-Saunders Broadcast Properties, Inc.

      SECOND, The location of the registered office of the Corporation in the state of Delaware is at 1013 Centre Road, City OF Wilmington, county of New Castle 19805. The registered agent at this address is Corporation Service Company.

      THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is Ten Thousand (10,000) shares of common stock, par value $0.01, of which Five Thousand (5,000) shares shall be Class A Common Stock and Five Thousand (5,000) shares shall be Class B Common stock.

      FIFTH. The preferences, rights, qualifications, limitations, and restrictions of the shares of each class are as follows:

            (a) Class A common Stock, par value $0.01 per share: Each holder of Class A Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders of the Corporation.

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            (b)   Class B Common Stock, par value $0.01 per share: Except as may be required by the Delaware General Corporation Law, the Class B Common Stock shall not possess any voting rights in respect of any matters to be presented to the stockholders of the Corporation.

      In all other respects, the Class A Common stock and the Class B Common Stock shall have equivalent rights. Dividends may be paid on the common shares of both classes out of the funds of the corporation legally available for the payment of such dividends, as and when appropriately declared by the Board of Directors.

      SIXTH. The Board of Directors shall have the power to adopt, amend or repeal by-laws for the Corporation.

      SEVENTH. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Elections of Directors of the Corporation need not be by written ballot unless the By-Laws so provide.

      EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                     - 3 -

      NINTH. The name and mailing address of the incorporator is as follows:

                             Suzanne L. Rotbert
                             Wiley, Rein & Fielding
                             1776 K Street, N.W.
                             Washington, D.C. 20006

    TENTH. The powers of the incorporator shall terminate upon the filing and acceptance of this Certificate of Incorporation, and the name and address of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are

            Name                           Address
 Ro Nita Bernice Hawes-Saunders            581 W. Spring Valley Rd.
                                           Centerville, OH 45458

 Donnie L. Saunders                        581 W. Spring Valley Rd.
                                           Centerville, OH 45458

      ELEVENTH. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. No director shall be personally liable to the Corporation or its stockholders for monetary damages or for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the full extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve

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intentional misconduct or a knowing violation of law; (iii) pursuant to Section
174 of the Delaware General Corporation Law, or any amendment or successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit.

      IN WITNESS WHEREOF the undersigned, being the incorporator hereinbefore named, does hereby make this Certificate as her voluntary act and deed for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, and does hereby certify that the facts hereinbefore set forth are true and correct and has accordingly hereunto set her hand this 2nd day of August, 1990.

                                                     /s/ Suzanne L. Rotbert
                                                     ----------------------
                                                       Suzanne L. Rotbert